EXHIBIT 1

                                                                          Item 1


                                 AERCO Limited

                             Report to Noteholders

                   All numbers in US$ unless otherwise stated

Payment Date: 15 December 1999.
Calculation Date: 9 December, 1999.

(i)   ACCOUNT ACTIVITY SUMMARY (Between Calculation Dates)

      ----------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Balance on
                                                                     Prior Balance    Deposits       Withdrawals  Calculation Date
      ----------------------------------------------------------------------------------------------------------------------------
                                                                      8-Nov-99                                       9-Dec-99

      Lessee Funded Account                                                   0.00           0.00           (0.00)           0.00
      Aircraft Purchase Account                                               0.00           0.00           (0.00)           0.00
      Expense Account (note ii)                                       3,659,671.80   1,972,123.04   (4,414,205.89)   1,217,588.95
      Collection Account (note iii)                                  66,140,628.04  10,788,163.54  (10,696,328.04)  66,232,463.54
      ----------------------------------------------------------------------------------------------------------------------------
       -  Liquidity Reserve                                          40,000,000.00                                  40,000,000.00
       -  Security Deposit                                           15,444,300.00                                  15,344,000.00
       -  Other Collections                                          10,696,328.04                                  10,888,463.54
      ----------------------------------------------------------------------------------------------------------------------------
      Total                                                          69,800,299.84  12,760,286.58  (15,110,533.93)  67,450,052.49
      ----------------------------------------------------------------------------------------------------------------------------

(ii)  ANALYSIS OF EXPENSE ACCOUNT ACTIVITY
      -----------------------------------------------------------------------------
      Balance on Previous Calculation Date (8 November,1999)          3,659,671.80
      Transfer from Collection Account                                1,956,103.57
      Interest Earned during period                                      16,019.47
      Payments during period between previous Calculation Date
         and the relevant  Calculation Date:                                     0
       - Payments on previous Payment Date                             (608,121.44)
       - Other payments                                              (3,806,084.45)
                                                                    ---------------
      Balance on relevant Calculation Date (9 December, 1999)         1,217,588.95
      -----------------------------------------------------------------------------

(iii) ANALYSIS OF COLLECTION ACCOUNT ACTIVITY
      -----------------------------------------------------------------------------
      Balance on Previous Calculation Date (8 November,1999)         66,140,628.04
      Collections during period                                      10,773,311.52
      Swap receipts                                                      14,852.02
      Transfer to Expense Account                                    (1,769,771.52)
      Net transfer to Lessee Funded Accounts                                  0.00
      Transfer from the Aircraft Purchase Account                             0.00
      Transfer from the Tax Defeasance Account                                0.00
      Drawings under credit or liquidity enhancement facilities               0.00
      Aggregate Note Payments                                        (8,740,224.47)
      Swap payments                                                    (186,332.05)
      Repayments of drawings under credit or liquidity
      enhancement  facilities                                                 0.00
                                                                    ---------------
      Balance on relevant Calculation Date (9 December, 1999)        66,232,463.54
      -----------------------------------------------------------------------------

                                 AERCO Limited

                             Report to Noteholders

                   All numbers in US$ unless otherwise stated

(iii) ANALYSIS OF COLLECTION ACCOUNT ACTIVITY (Cont'd)

         ========================================================================================
                                ANALYSIS OF CURRENT PAYMENT DATE DISTRIBUTIONS
                                ----------------------------------------------
                                Priority of Payments
                             (i) Required Expense Amount                             5,000,000.00
                            (ii) a) Class A Interest                                 2,635,078.79
                                 b) Swap Payments                                      189,443.74
                           (iii) First Collection Account Top-up                    15,000,000.00
                            (iv) Class A Minimum Principal                                   0.00
                             (v) Class B Interest                                      386,220.06
                            (vi) Class B Minimum Principal                                   0.00
                           (vii) Class C Interest                                      476,249.07
                          (viii) Class C Minimum Principal                                   0.00
                            (ix) Class D Interest                                      566,666.67
                             (x) Class D Minimum Principal                                   0.00
                            (xi) Second Collection Account Top-up                   40,344,000.00
                           (xii) Class A Scheduled Principal                                 0.00
                          (xiii) Class B Scheduled Principal                                 0.00
                           (xiv) Class C Scheduled Principal                            49,650.00
                            (xv) Class D Scheduled Principal                                 0.00
                           (xvi) Modification Payments                                       0.00
                          (xvii) Soft Bullet Note Step Up Interest                           0.00
                         (xviii) Class A Supplemental Principal                      2,346,482.16
                           (xix) Class E Interest                                            0.00
                            (xx) Class B Supplemental Principal                              0.00
                           (xxi) Class A Outstanding Principal                               0.00
                          (xxii) Class B Outstanding Principal                               0.00
                         (xxiii) Class C Outstanding Principal                               0.00
                          (xxiv) Class D Outstanding Principal                               0.00
                           (xxv) Subordinated Swap Payments                                  0.00
                          (xxvi) Subordinated Tax Related Disposition Payments               0.00
                         (xxvii) Class E Accrued Unpaid Interest                             0.00
                        (xxviii) Class E Outstanding Principal                               0.00
                                                                                  ----------------
         Total Payments with respect to Payment Date                                66,993,790.49
               Less Collection Account Top-Ups ((iii) and (xi)above)               (55,344,000.00)
                                                                                  ----------------
                                                                                    11,649,790.49
                                                                                  ================

         ========================================================================================

                                 AERCO Limited

                             Report to Noteholders

                   All numbers in US$ unless otherwise stated

(iv) PAYMENT ON THE NOTES

     ---------------------------------------------------------------------------------------------------------------------------
     (a)  FLOATING RATE NOTES                                           A-1              A-2              B-1               C-1
          -------------------
          Applicable LIBOR                                         5.40000%         5.40000%         5.40000%          5.40000%
          Applicable Margin                                        0.19000%         0.32000%         0.60000%          1.35000%
          Applicable Interest Rate                                 5.59000%         5.72000%         6.00000%          6.75000%
          Interest Amount Payable                              1,583,833.33     1,051,245.46       386,220.06        476,249.07
          Step Up Interest Amount                                      0.00             0.00             0.00              0.00

          Opening Principal Balance                          340,000,000.00   220,541,006.00    77,244,011.67     84,666,501.00
          Minimum Principal Payment Amount                             0.00             0.00             0.00              0.00
          Scheduled Principal Payment Amount                           0.00             0.00             0.00         49,650.00
          Supplemental Principal Payment Amount                        0.00     2,346,482.16             0.00              0.00
          Outstanding Principal Payment Amount                         0.00             0.00             0.00              0.00
          Total Principal Distribution Amount                          0.00     2,346,482.16             0.00         49,650.00
          Redemption Amount
           - amount allocable to principal                             0.00             0.00             0.00              0.00
           - premium allocable to premium                              0.00             0.00             0.00              0.00
                                                          ----------------------------------------------------------------------
          Outstanding Principal Balance (Dec 15,1999)        340,000,000.00   218,194,523.84    77,244,011.67     84,616,851.00
     ---------------------------------------------------------------------------------------------------------------------------

     -----------------------------------------------------------------------
     (b)  FIXED RATE NOTES                                              D-1
          Applicable Interest Rate                                  8.5000%
          Interest Amount Payable                                566,666.67

          Opening Principal Balance                           80,000,000.00
          Minimum Principal Payment Amount                             0.00
          Scheduled Principal Payment Amount                           0.00
          Redemption Amount
           - amount allocable to principal                             0.00
           - amount allocable to premium                               0.00
          Actual Pool Factor                                      1.0000000
                                                          ------------------
          Outstanding Principal Balance (Dec 15,1999)         80,000,000.00
     -----------------------------------------------------------------------

                                 AERCO Limited

                             Report to Noteholders

                   All numbers in US$ unless otherwise stated

(v)  FLOATING RATE NOTE INFORMATION FOR NEXT INTEREST ACCRUAL PERIOD
     (Aggregate Amounts)
--------------------------------------------------------------------------------------------------------------
                                                                  A-1           A-2          B-1          C-1
     Applicable LIBOR                                        6.46250%      6.46250%     6.46250%     6.46250%
     Applicable Margin                                       0.19000%      0.32000%     0.60000%     1.35000%
     Applicable Interest Rate                                6.65250%      6.78250%     7.06250%     7.81250%
--------------------------------------------------------------------------------------------------------------

(vi) CURRENT PERIOD PAYMENTS Per $100,000 Initial Outstanding Principal Balance of Notes)

--------------------------------------------------------------------------------------------------------------
(a)  FLOATING RATE NOTES

                                                                  A-1           A-2          B-1          C-1

     Opening Principal Amount                                3,400.00      2,205.41       772.44       846.67
     Total Principal Payments                                    0.00         23.46         0.00         0.50
                                                    ----------------------------------------------------------
     Closing Outstanding Principal Balance                   3,400.00      2,181.95       772.44       846.17

     Total Interest                                             15.84         10.51         3.86         4.76
     Total Premium                                               0.00          0.00         0.00         0.00
--------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------
(b)  FIXED RATE NOTES
                                                                  D-1

     Opening Principal Amount                                  800.00
     Total Principal Payments                                    0.00
                                                    ------------------
     Outstanding Principal Balance                             800.00

     Total Interest                                              5.67
     Total Premium                                               0.00
----------------------------------------------------------------------

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